                                                                    Exhibit 2(a)



                        PURCHASE AND ASSUMPTION AGREEMENT





                                     BETWEEN




                             NATIONSBANK CORPORATION



                                       AND



                       HUNTINGTON BANCSHARES INCORPORATED

                        PURCHASE AND ASSUMPTION AGREEMENT
                        ---------------------------------


ARTICLE I - THE ASSETS ..............................................................1
         Section 1.1.      Banking Centers ..........................................1
         Section 1.2.      Substitutions and Additional Banking Centers .............2

ARTICLE II - TRANSFER OF ASSETS AND LIABILITIES   ...................................2
         Section 2.1.      Transferred Assets........................................2
         Section 2.2.      Purchase Price ...........................................4
         Section 2.3.      Deposit Liabilities ......................................6
         Section 2.4.      Loans Transferred ........................................8
         Section 2.5.      Safe Deposit Business ...................................10
         Section 2.6.      Employee Matters ........................................10
         Section 2.7.      Records and Data Processing, etc ........................12
         Section 2.8.      Security ................................................12
         Section 2.9.      Taxes and Fees; Proration of Certain Expenses ...........13
         Section 2.10.     Real Property  ..........................................13

ARTICLE III - CLOSING AND EFFECTIVE TIME ...........................................16
         Section 3. 1.     Effective Time ..........................................16
         Section 3.2.      Closing .................................................16
         Section 3.3.      Post Closing Adjustments ................................18

ARTICLE IV - INDEMNIFICATION .......................................................19
         Section 4.1.      NationsBank's Indemnification of Huntington .............19
         Section 4.2.      Huntington's Indemnification of NationsBank .............20
         Section 4.3.      Claims for Indemnity ....................................20
         Section 4.4.      Limitations on Indemnification ..........................20

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLERS ..............................21
         Section 5.1.      Corporate Organization ..................................21
         Section 5.2.      No Violation ............................................21
         Section 5.3.      Corporate Authority .....................................21
         Section 5.4.      Enforceable Agreement ...................................21
         Section 5.5.      No Brokers ..............................................21
         Section 5.6.      Personal Property .......................................22
         Section 5.7.      Real Property and the Leased Banking Centers ............22
         Section 5.8.      Condition of Property ...................................22
         Section 5.9.      Ratios ..................................................23
         Section 5.10.     Employees ...............................................23
         Section 5.11.     Assumed Contracts .......................................23
         Section 5.12.     Loans ...................................................23
         Section 5.13.     Environmental Matters ...................................24
         Section 5.14.     Deposit Liabilities .....................................24

         Section 5.15.     Limitation of Representations and Warranties ............24

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PURCHASERS ..........................24
         Section 6.1.      Corporate Organization ..................................24
         Section 6.2.      No Violation ............................................24
         Section 6.3.      Corporate Authority .....................................25
         Section 6.4.      Enforceable Agreement ...................................25
         Section 6.5.      No Brokers ..............................................25

ARTICLE VII - OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE
         TIME ......................................................................25
         Section 7.1.      Full Access .............................................25
         Section 7.2.      Delivery of Magnetic Media Records ......................26
         Section 7.3.      Application for Approval ................................26
         Section 7.4.      Conduct of Business; Maintenance of Properties ..........26
         Section 7.5.      No Solicitation by Sellers ..............................27
         Section 7.6.      Further Actions .........................................27
         Section 7.7.      Fees and Expenses .......................................27
         Section 7.8.      Breaches with Third Parties .............................28
         Section 7.9.      Operations ..............................................28
         Section 7.10.     Destruction and Condemnation ............................29
         Section 7.11.     Insurance ...............................................30
         Section 7.12.     Public Announcements ....................................30
         Section 7.13.     Tax Reporting ...........................................30
         Section 7.14.     Transitional Matters ....................................30

ARTICLE VIII - CONDITIONS TO PURCHASERS OBLIGATIONS ................................30
         Section 8.1.      Representations and Warranties True .....................31
         Section 8.2.      Obligations Performed ...................................31
         Section 8.3.      No Adverse Litigation ...................................31
         Section 8.4.      Regulatory Approval .....................................31
         Section 8.5.      Loan to Deposit Ratio ...................................31

ARTICLE IX - CONDITIONS TO SELLERS OBLIGATIONS .....................................31
         Section 9.1.      Representations and Warranties True .....................32
         Section 9.2.      Obligations Performed ...................................32
         Section 9.3.      No Adverse Litigation ...................................32
         Section 9.4.      Regulatory Approval .....................................32
         Section 9.5.      Barnett Transaction Closing .............................32

ARTICLE X - TERMINATION ............................................................32
         Section 10.1.     Methods of Termination ..................................32
         Section 10.2.     Procedure Upon Termination ..............................33
         Section 10.3.     Payment of Expenses .....................................34

ARTICLE XI - MISCELLANEOUS PROVISIONS ..............................................34
         Section 11.1.     Completion of Barnett Transaction .......................34
         Section 11.2.     Assignment to Subsidiaries ..............................34
         Section 11.3.     Amendment and Modification ..............................34
         Section 11.4.     Waiver or Extension .....................................34
         Section 11.5.     Assignment ..............................................34
         Section 11.6.     Confidentiality .........................................35
         Section 11.7.     Addresses for Notices, Etc. .............................35
         Section 11.8.     Counterparts ............................................36
         Section 11.9.     Headings ................................................36
         Section 11.10     Governing Law ...........................................36
         Section 11.11     Sole Agreement ..........................................36
         Section 11.12.             Parties In Interest ............................36

                        PURCHASE AND ASSUMPTION AGREEMENT
                        ---------------------------------



THIS PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of December 8, 1997 by and between NationsBank Corporation, a bank holding company having its principal offices in Charlotte, North Carolina ("NationsBank"), and Huntington Bancshares Incorporated, a Maryland corporation, having its principal offices in Columbus, Ohio ("Huntington"):

                              W I T N E S S E T H:
                              --------------------


WHEREAS, NationsBank has entered into an Agreement and Plan of Merger with Barnett Banks, Inc. ("Barnett") for the purpose of acquiring Barnett and its subsidiaries (the "Barnett Transaction"); and

WHEREAS, NationsBank, by its own actions and through the actions of certain of its banking and corporate subsidiaries (NationsBank and its subsidiaries being hereinafter referred to as "Sellers") wishes to divest itself of certain assets, deposits and other liabilities in order to meet regulatory requirements dictated by the Barnett Transaction; and

WHEREAS, Huntington, by its own actions and through the actions of certain of its banking and corporate subsidiaries (Huntington and its subsidiaries being hereinafter referred to as "Purchasers") wishes to purchase such assets and assume such liabilities upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, NationsBank and Huntington agree as follows:

                                    ARTICLE I
                                    ---------
                                   THE ASSETS
                                   ----------

Section 1.1.  Banking Centers.
------------  ----------------

(a) Purchasers shall purchase from Sellers the assets of, and assume the liabilities assigned to branch banking offices specified by NationsBank in the following Florida counties: Brevard, Charlotte, Flagler, Hernando, Hillsborough, Lee, Manatee, Pasco, Pinellas, Sarasota and Volusia (collectively, the "Targeted Region") which in the aggregate have deposits of at least $2,500,000,000 (collectively, the "Banking Centers").

(b) NationsBank has preliminarily identified the specific Banking Centers that Purchasers shall purchase from Sellers; a list of those Banking Centers is attached hereto as EXHIBIT 1.1(b).

Section 1.2.  Substitutions and Additional Banking Centers.
------------  ---------------------------------------------

(a) If, in connection with its regulatory applications for approval of the Barnett Transaction, NationsBank finds it necessary to revise the number and location of Targeted Region Banking Centers it deems necessary to sell in order to obtain such regulatory approval (a "Determination"), Purchasers will purchase the assets of, and assume the liabilities assigned to, those additional or substitute Banking Centers, keeping as a guiding principle the necessity for NationsBank to obtain regulatory approval for the Barnett Transaction. Such Determination shall be made after consultation with Purchasers and shall be reasonably satisfactory to Purchasers.

(b) Once it has made a Determination, NationsBank will notify Purchasers of the additional or substitute Banking Centers that Purchasers will be required to purchase under this Agreement, specifying the location for each Banking Center added or substituted. The delivery of such notice will be deemed to automatically amend this Agreement and EXHIBIT 1.1(b) to include the additional or substitute Banking Centers, with corresponding adjustments in the calculation of the Purchase Price under Section 2.2. Any references in this Agreement to Banking Centers, the assets transferred, Excluded Assets, Loans and Deposit Liabilities shall reflect all additions and substitutions made under this Section
         1.2 and Sections 2.10, 7.8 and 7.10.

                                   ARTICLE II
                                   ----------
                       TRANSFER OF ASSETS AND LIABILITIES
                       ----------------------------------

Section 2.1.  Transferred Assets.
------------  -------------------

(a) As of the Effective Time (as defined in Section 3.1 below) and upon the terms and conditions set forth herein, Sellers will sell, assign, transfer, convey and deliver to Purchasers, and Purchasers will purchase from Sellers, the following assets at the Banking Centers except as otherwise excluded from sale pursuant to the provisions of Subsection 2.1 (b) below (the "Transferred Assets"):

         (1) subject to Section 2.10 hereof, all of Sellers' transferable right, title and interest in and to all real estate and improvements thereon at the Banking Centers, but not including any leasehold estates covered by sub-section (3) below, together with all rights and appurtenances pertaining thereto (the "Real Property");

         (2) the furniture, fixtures, leasehold improvements, equipment and other tangible personal property located on or affixed to the Real Property or located at leased Banking Center locations, including any of such items on order at the Closing or subject to the terms of any Equipment Leases (the "Personal Property");

         (3) all assignable leases affecting the Banking Centers, including all leases of real property and space in real property where Sellers are the lessee (the "Real Property Leases"), any leases of real property and space in real property where Sellers are a lessor (the

                  "Tenant Leases") and all leases for equipment (the "Equipment Leases"), and those assignable, stand-alone software licenses and leases acceptable to Purchasers (the "Software Licenses");

         (4) all safe deposit contracts and leases for the safe deposit boxes located at the Banking Centers as of the Effective Time (the "Safe Deposit Contracts");

         (5)      all Loans transferred pursuant to Section 2.4; and

         (6) all coins and currency located at the Banking Centers as of the Effective Time (the "Coins and Currency").

(b) Excluded from the assets, properties and rights being transferred, conveyed and assigned to Purchasers under this Agreement are (1) the proprietary merchandising equipment and other assets listed on EXHIBIT 2.1(b) hereto, (2) Sellers' rights in and to the names "NationsBank" and "Barnett" and any of their predecessor banks' names and any of Sellers' or Sellers' predecessors' corporate logos, trademarks, trade names, signs, paper stock, forms and other supplies containing any such logos, trademarks or trade names, (3) residential mortgage servicing rights for 1-4 family residential mortgages loans at the Banking Centers, (4) any regulatory licenses or any other nonassignable licenses and permits, (5) trust, brokerage, mutual fund and similar relationships and (6) proprietary NationsBank or Barnett software (the "Excluded Assets"). Sellers shall coordinate with Purchasers to remove the Excluded Assets from the Banking Centers on or prior to the Effective Time. Sellers shall remove the Excluded Assets at their own cost and using their reasonable efforts to attempt to minimize any damage as a result of such removal. Apart from making any repairs necessitated by Sellers' negligence in removing the Excluded Assets, Sellers shall be under no obligation to restore the premises to their original condition, which shall be the responsibility of Purchasers.

(c) Except for data provided pursuant to Sections 2.3, 2.4, 2.5 and 2.6, all RMMS (as defined below) data and information and any copies or extracts thereof or other data or analyses delivered therefrom, and all internal reports and data relating to, containing or derived from the operating results of Barnett and its affiliates or any subsidiary or division or line of business thereof, whether contained in books, records or other paper format, accessed through the computer and data processing systems of Barnett and its affiliates, or otherwise in the possession of Barnett or Sellers, shall remain solely the property of Sellers, and nothing contained in this Agreement shall be construed as transferring to or vesting in Purchasers or any of Purchasers' affiliates any right or interest in or to such data and information or to grant to Purchasers any ongoing rights to the use of the RMMS or data derived therefrom. Purchasers acknowledge that Sellers shall be entitled to take all such steps prior to or following the Closing as shall be necessary in Sellers' sole discretion to effect the foregoing, including taking such actions as are necessary to ensure that all access to such information at the offices of Sellers shall be terminated as of the Closing. Purchasers shall promptly return to Sellers any such information or data described herein, which remains at any facilities transferred hereunder following the Closing.

For purposes of this Agreement, the term "RMMS" means the Retail Market Management System, a proprietary strategic and marketing system of Barnett which combines customer transaction, balance and demographic data with a proprietary analytic methodology to produce specific customer and market management tools. These management tools include but are not limited to market potential models, customer profitability analysis, market segmentation analysis and customer activity analysis.

Section 2.2.  Purchase Price.
------------  ---------------

(a) As consideration for the purchase of the Banking Centers, Purchasers shall pay Sellers a purchase price equal to the sum of the following:

         (1) The Net Book Value (as defined in Section 2.2(d) hereof) of the Personal Property and the real estate and improvements (including leasehold improvements) at the Banking Centers on the Closing Date.

         (2) A premium for the Deposit Liabilities (as defined in Section 2.3(a) hereof) and franchise value assigned to the Banking Centers equal to 20.25% of the initial $2,000,000,000 of Deposit Liabilities and 19.00% of all Deposit Liabilities in excess of $2,000,000,00;

         (3) The Net Book Value (as defined in Section 2.2(d) hereof) of the Loans as set forth in Section 2.4 hereof on the Closing Date; and

         (4)      The face amount of the Coins and Currency.

(b) In addition, Purchasers shall assume, as of the Effective Time, all of the duties, obligations and liabilities of Sellers relating to the Deposit Liabilities and to any of the following accruing or arising on or after the Effective Time: the Real Property, the Real Property Leases, the Tenant Leases, the Equipment Leases, the Software Licenses, the Safe Deposit Contracts and all other assignable operating contracts of the Banking Centers. Specifically excluded from the above are:

         (i) Liabilities or obligations with respect to any litigation, suits, claims, demands or governmental proceedings related to any fact, circumstance or event occurring prior to Closing and related to the Banking Centers.

         (ii) Any and all obligations arising under any service agreements entered into between NationsBank or Barnett and their subsidiaries.

(c) Sellers shall prepare a balance sheet (the "Pre-Closing Balance Sheet") in accordance with generally accepted accounting principles consistently applied as of a date not earlier than 30 calendar days prior to the Effective Time anticipated by the parties (the "Pre-Closing Balance Sheet Date") reflecting the assets to be sold and assigned hereunder and the liabilities to be transferred and assumed hereunder; Sellers agree to pay to Purchasers at the Closing (as defined in Section 3.1 hereof), in immediately available funds, the excess amount, if any, of the amount of Deposit Liabilities assumed by Purchasers pursuant to subsection (b) above as reflected by the Pre-Closing Balance Sheet over the aggregate purchase price computed in accordance with subsection (a) above, as reflected by the Pre-Closing Balance Sheet. Purchasers agree to pay Sellers at the Closing, in immediately available funds, the excess, if any, of the aggregate purchase price computed in accordance with subsection (a) above, as reflected by the Pre-Closing Balance Sheet over the amount of Deposit Liabilities assumed by Purchasers pursuant to subsection (b) above as reflected by the Pre-Closing Balance Sheet. Amounts paid at Closing shall be subject to subsequent adjustment based on the Post-Closing Balance Sheet (as defined in Section 3.3 hereof).

(d) With regard to Personal Property and Real Property and improvements (including leasehold improvements), Net Book Value is the value that the asset is carried on Sellers' general ledger. With regard to Loans, Net Book Value is the aggregate principal amount of the Loans, plus accrued and unpaid interest and late charges thereon, but such value shall not include any loan loss reserves or general reserve.

(e) (1) Sellers and Purchasers agree to allocate the purchase price in accordance with Section 1060 of the Internal Revenue Code (the "Code"). Within 120 days after the Closing Date, Purchasers shall provide to Sellers Purchasers' proposed allocation of the purchase price as finally determined and paid by Purchasers hereunder. Within 30 days after the receipt of such allocation, Sellers shall propose to Purchasers any changes to such allocation or otherwise shall be deemed to have agreed with such allocation.

         (2) Sellers and Purchasers shall reduce such allocation to writing, including jointly and properly executing completed Internal Revenue Service Form 8594, and any other forms or statements required by the Code, Treasury Regulations or the Internal Revenue Service, together with any and all attachments required to be filed therewith. Sellers and Purchasers shall file timely any such forms and statements with the Internal Revenue Service.

         (3) To the extent consistent with applicable law, Sellers and Purchasers shall not file any tax return or other documents or otherwise take any position with respect to taxes which is inconsistent with such allocation of the final purchase price, provided, however, that neither Sellers nor Purchasers shall be obligated to litigate any challenge to such allocation of the final purchase price by a governmental authority.

         (4) Sellers and Purchasers shall promptly inform one another of any challenge by any governmental authority to any allocation made pursuant to this subsection and agree to consult with and keep one another informed with respect to the state of, and any discussion, proposal or submission with respect to, such challenge.

Section 2.3.  Deposit Liabilities.
------------  --------------------

(a) "Deposit Liabilities" shall mean all of Sellers duties, obligations and liabilities relating to the deposit accounts assigned to the Banking Centers as of the Effective Time (including accrued but unpaid or uncredited interest thereon).

(b) Except for those liabilities and obligations specifically assumed by Purchasers under 2.2(b) above, Purchasers are not assuming any other liabilities or obligations. Liabilities not assumed include, but are not limited to, the following:

         (1) Sellers' cashier checks, letters of credit, money orders, traveler's checks, interest checks and expense checks issued prior to closing, consignments of U.S. Government "E" and "EE" bonds and any cash items paid by Sellers and not cleared prior to the Effective Time.

         (2) Deposit accounts associated with or securing lines of credit where the line of credit is excluded in accordance with
                  Section 2.4 (b).

         (3) Self-directed individual retirement accounts, if any, as well as those individual retirement accounts which, by their terms, are not subject to assignment, it being understood that all other types of IRA Deposit Liabilities are intended to be transferred.

(c) Sellers do not represent or warrant that any deposit customers whose accounts are assumed by Purchasers will become or continue to be customers of Purchasers after the Effective Time.

(d) Purchasers agree to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Purchasers by mail, over the counter or through the check clearing system of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by Sellers or by Purchasers, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Sellers with respect to the balances due and owing to the depositors whose accounts are assumed by Purchasers.

(e) If, after the Effective Time, any depositor, instead of accepting the obligation of Purchasers to pay the Deposit Liabilities assumed, shall demand payment from Sellers for all or any part of any such assumed Deposit Liabilities, Sellers shall not be liable or responsible for making any such payment; provided, that if Sellers shall pay the same, Purchasers agree to reimburse Sellers for any such payments, and Sellers shall not be deemed to have made any representations or warranties to Purchasers with respect to any such checks, drafts or withdrawal orders and any such representations or warranties implied by law are hereby expressly disclaimed. Sellers and Purchasers shall make arrangements to provide for the daily settlement with immediately available funds by Purchasers of checks, drafts, withdrawal orders, returns and other items presented to and paid by Sellers within 90 calendar days after the Effective Time and drawn on or chargeable to accounts that have been assumed by Purchasers; provided, however, that Sellers shall be held harmless and indemnified by Purchasers for acting in accordance with such arrangements.

(f) Purchasers agree, at their cost and expense, (1) to assign new account numbers to depositors of assumed Deposit Liabilities, (2) to notify such depositors, on or before the Effective Time, in a form and on a date mutually acceptable to Sellers and Purchasers, of Purchasers assumption of Deposit Liabilities, (3) to furnish such depositors with checks on the forms of Purchasers and with instructions to utilize Purchasers' checks and to destroy unused check, draft and withdrawal order forms of Sellers (if Purchasers so elect, Purchasers may offer to buy from such depositors their unused Sellers' check, draft and withdrawal order forms), (4) to reissue all ATM and debit cards (with new PIN numbers) associated with the depositors of assumed Deposit Liabilities, (5) to replace all line of credit checks with checks on the forms of Purchasers with instructions to utilize Purchasers' checks and to destroy the unused checks and (6) to disable and to notify customers of its disabling of all credit card overdraft protection. At its expense, Sellers will prepare and deliver to Purchasers two sets of its normal customer mailing labels relating to the Deposit Liabilities. In addition, subsequent to regulatory approval, Sellers will notify its affected customers by letter of the pending assignment of Sellers' Deposit Liabilities to Purchasers, which notice shall be at Sellers' cost and expense and shall be in a form mutually agreeable to Sellers and Purchasers.

(g) Purchasers agree to pay promptly to Sellers an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to any assumed Deposit Liabilities as of the Effective Time that are returned to Sellers after the Effective Time.

(h) As of the Effective Time, Purchasers will assume and discharge Sellers' duties and obligations in accordance with the terms and conditions and laws, rules and regulations that apply to the certificates, accounts and other Deposit Liabilities assumed under this Agreement.

(i) As of the Effective Time, Purchasers will maintain and safeguard in accordance with applicable law and sound banking practices all account documents, deposit contracts, signature cards, deposit slips, canceled items and other records related to the Deposit Liabilities assumed under this Agreement, subject to Sellers' right of access to such records as provided in this Agreement.

(j) Sellers will render a final statement to each depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time and will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts through the Effective Time. Sellers will be entitled to impose normal fees and service charges on a per-item basis, but Seller s will not impose periodic fees or blanket charges in connection with such final statements. Purchasers will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts after the Effective Time.

(k) Prior to the Closing Date, Purchasers, at their expense, will notify all Automated Clearing House ("ACH") originators of the transfers and assumptions made pursuant to the

         Agreement; provided, however, that Sellers may, at their option, notify all such originators (on behalf of Purchasers) also at the expense of Purchasers. For a period of 90 calendar days beginning on the Effective Time, Sellers will honor all ACH items related to accounts assumed under this Agreement which are mistakenly routed or presented to Sellers. Sellers will make no charge to Purchasers for honoring such items, and will electronically transmit such ACH data to Purchasers. ff Purchasers cannot receive an electronic transmission, Sellers will make available to Purchasers at Sellers' operations center receiving items from the Automated Clearing House tapes containing such ACH data. Items mistakenly routed or presented after the 90-day period will be returned to the presenting party. Sellers and Purchasers shall make arrangements to provide for the daily settlement with immediately available funds by Purchasers of any ACH items honored by Sellers, and Sellers shall be held harmless and indemnified by Purchasers for acting in accordance with this arrangement to accept ACH items.

(l) Following the Effective Time, Purchasers agree to use their best efforts to collect from Purchasers' customers amounts equal to any Visa or MasterCard charge backs under the MasterCard and Visa Merchant Agreements between Sellers and their customers or amounts equal to any deposit items returned to Sellers after the Effective Time which were honored by Sellers prior to the Effective Time and remit such amounts so collected to Sellers. Purchasers agree to immediately freeze and remit to Sellers any funds, up to the amount of the charged back or returned item that had been previously credited by Sellers if such funds are available at the time of notification by Sellers to Purchasers of the charged back or returned item. Notwithstanding the foregoing, Purchasers shall have no duty to remit funds for any item or charge that has been improperly returned or charged to Sellers. Solely for the purposes of this Section 2.3(i), all references to Sellers shall be deemed to include Sellers and its assignees.

(m) As of the Effective Time, Sellers shall transfer and assign all files, documents and records related to the Deposit Liabilities to Purchasers, including such information held in electronic form, and Purchasers will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

Section 2.4.  Loans Transferred.
------------  ------------------

(a) Sellers will transfer to Purchasers as of the Effective Time, subject to the terms and conditions of this Agreement, all of Sellers' right, title and interest in (including accrued but unpaid interest and late charges and collateral relating thereto) loans maintained, serviced and listed as loans assigned to the Banking Centers (collectively, the "Loans"); provided, however, the Loans shall not include any loans described in subsection (b) below. Such Loans (as well as any lien or security interest related thereto) shall be transferred by means of a blanket (collective) assignment and not individually (except as may be otherwise required by law).

(b) Notwithstanding the provisions of subsection (a) above, the Loans shall not include:

         (1) nonaccruals (which term shall include loans in which the collateral securing same has been repossessed or in which collection efforts have been instituted or claim and delivery or foreclosure proceedings have been filed)-,

         (2) loans 90 calendar days or more past due or otherwise in default;

         (3)      loans upon which insurance has been force-placed;

         (4)      credit card loans;

         (5) loans in connection with which the borrower has filed a petition for relief under the United States Bankruptcy Code prior to the Effective Time;

         (6) loans identified by Purchasers in writing within 45 calendar days after the Effective Time as not being purchased because of failure to meet generally applicable credit or documentation standards of Purchasers; or

         (7) servicing rights in connection with residential real estate related loans.

(c) Sellers and Purchasers agree that Purchasers will become the beneficiary of credit life insurance written on direct consumer installment loans and coverage will continue to be the obligation of the current insurer after the Effective Time and for the duration of such insurance as provided under the terms of the policy or certificate. If Purchasers become the beneficiary of credit life insurance written on direct consumer installment loans, Sellers and Purchasers agree to cooperate in good faith to develop a mutually satisfactory method by which the current insurer will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Effective Time. After the Effective Time, Sellers will promptly deliver to Purchasers the proceeds of any credit life insurance relating to Loans inadvertently received by it. The parties' obligations in this section are subject to any restrictions contained in existing insurance contracts as well as applicable laws and regulations.

(d) In connection with the transfer of any loans requiring notice to the borrower and the servicer, Purchasers and Sellers will comply with all notice and reporting requirements of the loan documents or of any law or regulation.

(e) All Loans will be transferred without recourse and without any warranties or representations as to their collectibility or the creditworthiness of any of the obligors of such Loans.

(f) Purchasers will at their expense issue new coupon books or other forms of payment identification for payment of Loans for which Sellers provide coupon books with instructions to utilize Purchasers coupons or forms and to destroy coupons furnished by Sellers.

(g) For a period of 90 calendar days after the Effective Time, Sellers will forward to Purchasers loan payments received by Sellers. Purchasers shall reimburse Sellers for checks returned on payments forwarded to Purchasers.

(h) As of the Effective Time, Sellers shall transfer and assign all files, documents and records related to the Loans to Purchasers, including such information held in electronic form, and Purchasers will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

(i) If the balance due on any Loan purchased pursuant to this Section 2.4 has been reduced by Sellers as a result of a payment by check received prior to the Effective Time, which item is returned after the Effective Time, the asset value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Purchasers to Sellers promptly upon demand.

(j) Sellers shall grant to Purchasers as of the Effective Time a limited power of attorney, in substantially the form attached hereto as EXHIBIT 2.4(j) (the "Power of Attorney").

(k) Barnett and its subsidiaries have previously contributed a 100% participation interest in certain 1-4 family residential Loans (the "REIT Loans") to Barnett Real Estate Management, Inc. (the "REIT"). By the Closing Date, Sellers will take appropriate action to have the REIT cause such participations to be included in the Loans transferred hereunder.

Section 2.5.  Safe Deposit Business.
------------  ----------------------

(a) As of the Effective Time, Purchasers will assume and discharge Sellers obligations with respect to the safe deposit box business at the Banking Centers in accordance with the terms and conditions of contracts or rental agreements related to such business, and Purchasers will maintain all facilities necessary for the use of such safe deposit boxes by persons entitled to use them.

(b) As of the Effective Time, Sellers shall transfer and assign the records related to such safe deposit box business to Purchasers, and Purchasers shall maintain and safeguard all such records and be responsible for granting access to and protecting the contents of safe deposit boxes at the Banking Centers.

(c) Safe deposit box rental payments collected by Sellers before the Effective Time shall be prorated.

Section 2.6.  Employee Matters.
------------  -----------------

(a) Purchasers will offer employment to all employees actively employed by Sellers at the Banking Centers as of the Effective Time (the "Employees"), subject to Purchasers' normal screening process, including drug testing, finger printing and interviews.

         (i) The base salary for each Employee hired by Purchasers shall not be less than the base salary provided by Sellers immediately prior to the Effective Time, subject to changes due to employment classification.

         (ii) With respect to Purchasers' qualified plans, the Employees will be treated as new hires; however, Employees who immediately become employees of Purchasers will immediately participate in welfare benefit plans maintained by Purchasers without regard to pre-existing conditions or waiting periods. Employees will be required to satisfy the deductible and employee payments (if any) required by Purchasers' plans. Employees shall receive full credit for prior service with Sellers for purposes of determining their participation and benefit accrual under Purchasers' vacation and sick leave policies.

         (iii) Employees who immediately become employees of Purchasers will be eligible for severance benefits consistent with the Huntington Transitional Pay Plan; all service with the Sellers shall be taken into account in determining benefits under the Huntington Transitional Pay Plan. Purchasers shall not be responsible or liable for any benefits accrued under the pension or welfare plans of Sellers.

         (iv) Employees who are not employed by Purchasers will have no rights to continuation coverage under Purchasers' group medical insurance plan, and their continuation rights, if any, will be with Sellers' group medical insurance plans.

         Until December 31, 1998, the amount of severance benefits paid Employees shall at least be equal to the Barnett Severance Benefits shown on Exhibit 2.6(a). In the event the severance benefits actually paid to an Employee under this Section 2.6(a) as a result of termination of employment prior to December 31, 1998 exceed the benefits otherwise payable under the Huntington Transitional Pay Plan then in effect, then NationsBank will promptly reimburse the Purchasers for the amount of such excess.

(b) After the execution of this Agreement, Sellers will continue their normal employment practices in staffing the Banking Centers; however, Sellers make no representations or warranties about whether any of the Employees who become employees of Purchasers will remain employed at the Banking Centers after the Effective Time. Sellers will use their best efforts to: (i) maintain the Employees as employees of Sellers at the Banking Centers until the Effective Time, (ii) refrain from dissuading any Employee from accepting an offer of employment with Purchasers or (iii) refrain from recruiting employees for alternate positions with Sellers. Sellers shall affirmatively advise Banking Center Employees that their current positions will terminate as of the Effective Time. Any Employee whose employment shall be terminated for any reason prior to the Effective Time shall be dealt with by Sellers in their sole and absolute discretion. Any Employee who, for any reason, does not receive an offer of employment from Purchasers or elects not to accept such offer of employment shall be deemed to be part of Sellers' pool of unassigned employees and may, after the Effective Time, be assigned to any openings in sellers' banking system. Sellers agree that, for a period of 24 months after the Closing, they will not solicit for employment any Employee who remains employed by Purchasers.

(c) After the execution of this Agreement and subject to any legal restrictions, Sellers shall permit Purchasers, at reasonable times and upon reasonable notice, to examine and inspect Sellers' records relating to Employees.

Section 2.7.  Records and Data Processing, etc.

(a) As of the Effective Time, Purchasers shall become responsible for maintaining the files, documents and records referred to in this Agreement. Purchasers will preserve and safekeep them as required by applicable law and sound banking practice for the joint benefit of Sellers and Purchasers. After the Effective Time, Purchasers will permit Sellers and their representatives, for reasonable cause, at reasonable times and upon reasonable notice, to examine, inspect, copy and reproduce any such files, documents or records as Sellers deem reasonably necessary and to have similar access to such records and Sellers' former employees for purposes of preparation of records and reports (including regulatory and tax reports and returns) and as Sellers require in connection with third party litigation.

(b) As of the Effective Time, Sellers will permit Purchasers and their representatives, for reasonable cause, at reasonable times and upon reasonable notice, to examine, inspect, copy and reproduce files, documents or records retained by Sellers regarding the assets and liabilities transferred under this Agreement as Purchasers deem reasonably necessary.

(c) For a period of 180 days after the Effective Time, the party providing copies of records shall do so without charge; thereafter it may charge its customary rate for such copies.

(d) It is understood that certain of Sellers' records, including certificates of deposit, may be available only in electronic form or in the form of photocopies, film copies or other nonoriginal and non-paper media.

(e) Prior to the Closing, Sellers will make reasonable efforts to identify and to disclose to Purchasers any additional relationships with Deposit customers, including those Excluded Assets identified under Section 2.1
         (b)(6); such information will be maintained in confidence by Purchasers and not transferred to any third parties.

(f) After the execution of this Agreement, Sellers will work with Purchasers to prepare mutually satisfactory Schedules of Assets and contracts to be sold hereunder.

Section 2.8.  Security.
------------  ---------

As of the Effective Time, Purchasers shall be solely responsible for the security of and insurance on all persons and property located in or about the Banking Centers.

Section 2.9.  Taxes and Fees Proration of Certain Expenses.
------------  ---------------------------------------------

Purchasers shall not be responsible for, or have any liability with respect to, taxes on any income to Sellers arising out of this transaction. Purchasers shall not be responsible for any income tax liability of Sellers arising from the business or operations of the Banking Centers before the Effective Time, and Sellers shall not be responsible for any tax liabilities of Purchasers arising from the business or operations of the Banking Centers after the Effective Time. Utility payments, telephone charges, real property taxes, personal property taxes, rent, salaries, deposit insurance premiums or assessments, maintenance items, other ordinary operating expenses of the Banking Centers and other expenses related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Effective Time. To the extent any such item has been prepaid by Sellers for a period extending beyond the Effective Time, there shall be a proportionate monetary adjustment in favor of Sellers. Purchasers shall be responsible for the payment of any non-delinquent assessments. Real estate taxes shall be pro-rated based upon the maximum allowable discount and other applicable exemptions. Until December 15, 1998 Purchasers may elect to reprorate real estate taxes based upon 1998 rates and valuations; thereafter there shall be no reproration of real estate taxes.

Sellers and Purchasers shall each be responsible for their own costs with respect to the preparation and filing of any tax returns, as were as the preparation, review and analysis of the allocation statements and any forms or statements prepared in connection with the allocation of the final purchase price.

Section 2.10.  Real Property.
-------------  --------------

(a)      Title Matters.
         --------------

         (i) Sellers agree to deliver to Purchasers as soon as reasonably possible upon Purchasers' request copies of all title information in possession of Sellers, including, but not limited to, title insurance policies, attorneys' opinions on title, surveys, covenants, deeds and easements relating to the Real Property and the leased Banking Center locations. Such delivery shall constitute no warranty by Sellers as to the accuracy or completeness thereof or that Purchasers is entitled to rely thereon.

         (ii) Purchasers agree to notify Sellers, in writing within 120 calendar days after the date of this Agreement (and 20 days after the identification of any alternate or substitute Banking Centers), of any mortgages, pledges, material liens, encumbrances, reservations, tenancies, encroachments, overlaps or other title exceptions, survey objections, or zoning or similar land use violations (excluding legal but nonconforming uses) or material engineering or structural problems related to the Real Property and the leased Banking Center locations to which Purchasers reasonably objects (the "Title Defects"). If Purchasers do not notify Sellers of Title Defects within such time periods, Purchasers shall be deemed to have waived their rights under this Section 2.10. Purchasers agree that Title Defects shall not include real property taxes not yet due and payable or easements, restrictions, tenancies, survey matters or other title matters, and rights of way which do not materially interfere with the use of the Real Properly or the leased Banking Center locations as such facilities are currently utilized. During the applicable 120- or 20-day period, Sellers shall make a good faith effort to correct any such Title Defect to Purchasers' reasonable satisfaction; provided, however, that Sellers shall not be obligated to bring any lawsuit or make any payments of money (except to pay liens that Sellers do not dispute in good faith) to cure a Title Defect. If Seller s are unable or unwilling to cure any such Title Defects to Purchaser& reasonable satisfaction, Purchasers shall have the option either to terminate this Agreement (upon written notice to Sellers) with respect to the Banking Center, at which the Real Property or the leased Banking Center locations having such Title Defects is located or to receive title in its then existing condition. Upon termination of this Agreement with respect to a particular tract of property pursuant to this
                  Section 2.10, no party shall have any further liability to the other party under this Agreement with respect to such parcel of Real Property or the leased Banking Center locations (or the other Assets or Deposit Liabilities associated with that facility) and the purchase price shall be adjusted accordingly.

         (iii) Purchasers shall have the right to update title matters up to 10 business days prior to Closing for any changes which may have arisen between the date of Purchasers' original title search and the Closing Date. If such update indicates that any Title Defects have been placed of record since the date of Purchasers' original title search, and Purchasers reasonably object thereto in writing, then Sellers shall make a good faith effort to cure any such Title Defect to Purchasers' reasonable satisfaction; provided that Seller s shall not be obligated to bring any lawsuit or make any payments of money (except to pay liens that Sellers do not dispute in good faith) to cure a Title Defect. If Sellers are unable or unwilling to cure any such Title Defect, Purchasers shall have the option to receive title in the then existing condition or to enter into the lease of that Banking Center described in
                  Section 2.10(a)(iv).

         (iv) In the event Purchasers notify Sellers of their intent under this Section 2.10(a) to terminate this Agreement with respect to any Banking Center due to an unacceptable Title Defect, Sellers may elect to either sublease or lease the Banking Center to Purchasers at existing market rates for a term of 10 years (in which event Purchasers will have no right to terminate the Agreement with respect to that particular Banking Center) or to designate and substitute an alternate Banking Center. The parties agree that, if they cannot agree upon a rent to be payable for any such Banking Center to be leased to Purchasers under this provision, the "market rate" shall be determined by an appraisal to be conducted by an appraiser acceptable to both parties, with the cost of such appraisal to be shared equally by both parties.

(b)      Environmental Matters.
         ----------------------

         (i) Sellers agree to deliver to Purchasers as soon as reasonably possible upon Purchasers' request copies of all environmental studies, reports and audits in Sellers possession related to the Banking Centers.

         (ii) Purchasers shall have the right, but not the obligation, at their sole cost and expense, to cause such investigations and tests to be made as they deem necessary to determine whether there has been any soil, surface water, groundwater, or building space contamination on or under the Real Property and the leased Banking Center locations. Sellers shall provide reasonable assistance to Purchasers and/or their agents or contractors in their evaluation and testing of the Real Property and the leased Banking Center locations and Sellers shall provide Purchasers and/or their agents or contractors access to pertinent records and documents. Sellers authorize Purchasers and/or their agents or contractors to contact governmental agencies regarding the environmental status of the Real Property and the leased Banking Center locations. Purchasers shall report the results of any such investigations or tests to Sellers no later than 120 days after the date of this Agreement (or, in the case of the description of an alternate or substitute site, 20 days after such designation); provided, however, that without the prior written consent of Sellers, which consent will not unreasonably be withheld, and execution of a satisfactory property access agreement, Purchasers shall not conduct subsurface testing, any ground water monitoring or install any test well or undertake any other investigation which requires a permit or license from, or the reporting of the investigation or the results thereof to, a local or state environmental regulatory authority or the United States Environmental Protection Agency. If Purchasers object to any material adverse environmental condition which impacts the Banking Center, Sellers shall have the right, but not the obligation, to cure any such material adverse environmental condition which is discovered by Purchasers' investigation. If at the end of the applicable 120- or 20-day period, Sellers are unable or unwilling to cure such problem, Purchasers shall have the option to accept the premises in the then existing condition or to terminate the Agreement with respect to that particular Banking Center affected by the environmental problem, in which event neither party shall have any liability to the other party with respect to such Banking Center.

         (iii) In the event Purchasers notify Sellers of their intent under this Section 2.10(b) to terminate this Agreement with respect to any Banking Center due to an environmental problem, Sellers may elect to either lease the Banking Center to Purchasers at existing market rates for a term of 10 years (in which event Purchasers will have no right to terminate the Agreement with respect to that particular Banking Center) or to designate and substitute an alternate Banking Center. The parties agree that, if they cannot agree upon a rent to be payable for any such Banking Center to be leased to Purchasers under this provision, the "market rate" shall be determined by an appraisal to be conducted by an appraiser acceptable to both parties, with the cost of such appraisal to be shared equally by both parties.

(c) Sellers have filed an application for approval of the Barnett Transaction with the Board of Governors of the Federal Reserve System. The delivery of that approval to the Sellers will be deemed to finalize the fist of Banking Centers to be transfer-red under the terms of this Agreement and thereafter neither party will have the unilateral right to terminate this Agreement with respect to any Banking Center. The right to elect a lease (in lieu of purchase) of a Banking Center under Sections 2.10(a)(iv) and 2.10((b)(iii)) will continue until 10 business days prior to Closing, at which time such right will lapse.

                                   ARTICLE III
                                   -----------
                           CLOSING AND EFFECTIVE TIME
                           --------------------------

Section 3.1.  Effective Time.
------------  ---------------

The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the "Closing") to be held at the offices of Sellers in Charlotte, North Carolina at 10:00 a.m. local time or at such other time and place as the parties shall mutually agree, on a date to be mutually agreed upon between the parties, which date shall be after the closing of the Barnett Transaction and after the receipt of all approvals by regulatory agencies and after all statutory waiting periods have expired and no later than June 30, 1998. The effective time (the "Effective Time") shall be 5:00 p.m., local time, on the day on which the Closing occurs (the "Closing Date").


Section 3.2.  Closing.
------------  --------

(a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

(b) At the Closing, subject to all the terms and conditions of this Agreement, Sellers shall execute and deliver to Purchasers or, in the case of subsections (b), (6), (7), (8) and (10), make reasonably available to Purchasers:

         (1) Special warranty deeds in recordable form executed by the appropriate Seller transferring Seller's interest in and to each parcel of Real Property to Purchasers in substantially the form attached hereto as EXHIBIT 3.2(b)(1);

         (2)      A Bill of Sale, in substantially the form attached hereto as
                  EXHIBIT 3.2(b)(2) (the "Bill of Sale"), transferring to Purchasers all of Sellers interest in the Personal Property and in the Loans;

         (3) An Assignment and Assumption Agreement, in substantially the form attached hereto as EXHIBIT 3.2(b)(3) (the "Assignment and Assumption Agreement"), assigning Sellers' interest in the Equipment Leases, the Tenant Leases, the Safe Deposit Contracts, and the Deposit Liabilities;

         (4) An Assignment and Assumption of Lease, in substantially the form attached hereto as EXHIBIT 3.2(b)(4) (the "Assignment and Assumption of Lease"), assigning Sellers' interest in the Real Property Leases;

         (5) Consents from third persons that are required to effect the assignments set forth in the Assignment and Assumption Agreement, and in the Assignment and Assumption of Leases;

         (6) Sellers' keys to the safe deposit boxes and Sellers' records related to the safe deposit box business at the Banking Centers;

         (7)      Sellers' files and records related to the Loans;

         (8) Sellers' records related to the Deposit Liabilities assumed by Purchasers;

         (9) Immediately available funds in the net amount shown as owing to Purchasers by Sellers on the Closing Statement, if any;

         (10)     The Coins and Currency;

         (11) Such of the other assets to be purchased as shall be capable of physical delivery;

         (12) A certificate of a proper officer of each Seller, dated as of the date of Closing, certifying to the fulfillment of all conditions which are the obligation of that Seller and that all of the representations and warranties of such Seller set forth in this Agreement remain true and correct in all material respects as of Effective Time;

         (13) Copies of (A) the charters and bylaws of Seller s and (B) a resolution of the Boards of Directors of Seller s, or the Executive Committees of Sellers, approving the sales contemplated herein;

         (14) Such certificates and other documents as Huntington and its counsel may reasonably require to evidence the receipt by Sellers of all necessary regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement;

         (15) A Closing Statement using amounts shown on the Pre-Closing Balance Sheet, substantially in the form attached hereto as
                  Exhibit 3.2(b)(15) (the "Closing Statement");

         (16) An affidavit of Sellers certifying that Sellers are not "foreign persons" as defined in the federal Foreign Investment in Real Property Tax Act of 1980;

         (17)     The Power of Attorney;

         (18) Lease agreements for any Banking Centers to be leased to the Purchasers under the provisions of Sections 2.10;

         (19) At the Purchasers' request, title insurance affidavits in the form of Exhibit 3.2(b)(19); and

         (20) Such certificates and other documents as Huntington and its counsel may reasonably require to evidence receipt by Sellers of all necessary regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement.

                  It is understood that the items listed in subsections (b)(6) and (b)(10) shall be transferred after the Banking Centers have closed for business on the Closing Date and that the records listed in subsections (b)(7) and (b)(8) will be transferred as soon as possible after the Closing, but in no event more than 30 days after the Closing.

(c) At the Closing subject to all the terms and conditions of this Agreement, Purchasers shall execute and deliver to Sellers:

         (1)      The Assignment and Assumption Agreement;

         (2)      The Assignment and Assumption of Lease;

         (3) A certificate and receipt acknowledging the delivery and receipt of possession of the Assets and records referred to in this Agreement;

         (4) Immediately available funds in the net amount shown as owing to Sellers by Purchasers on the Closing Statement, if any;

         (5) A certificate of a proper officer of Huntington, dated as of the Date of Closing, certifying to the fulfillment of all conditions which are the obligation of Purchasers and that all of the representations and warranties of Purchasers set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

         (6) Copies of (A) the charters and bylaws of Purchasers and (B) a resolution of the Boards of Directors, or the Executive Committees, of Purchasers approving the purchases contemplated herein; and

         (7) Such certificates and other documents as NationsBank and its counsel may reasonably require to evidence the receipt by Purchasers of all necessary regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement.

(d)      All instruments, agreements and certificates described in this Section
         3.2 shall be in form and substance reasonably satisfactory to the parties' respective legal counsel.

Section 3.3.  Post Closing Adjustments.
------------  -------------------------

(a) Not later than 60 business days after the Effective Time (the "Post-Closing Balance Sheet Delivery Date"), NationsBank shall deliver to Huntington a balance sheet dated as of the Effective Time and prepared in accordance with generally accepted accounting principles consistently applied reflecting the assets sold and assigned and the liabilities transferred and assumed hereunder (the "Post-Closing Balance Sheet") together with a copy of NationsBank's calculation of the adjusted purchase price and amounts payable thereunder. Additionally, NationsBank shall deliver to Huntington a list of Loans purchased, individually identified by account number. NationsBank shall afford Huntington and its accountants and attorneys the opportunity to review all work papers and documentation used by NationsBank in preparing the Post-Closing Balance Sheet.

         Within 15 business days following the Post-Closing Balance Sheet Delivery Date (the "Adjustment Payment Date"), NationsBank and Huntington shall meet at the offices of NationsBank in Charlotte, North Carolina or such other location as may be mutually agreed, to effect the transfer of any funds as may be necessary to reflect changes in such assets and liabilities between the Pre-Closing Balance Sheet and the Post-Closing Balance Sheet and resulting changes in the purchase price, together with interest thereon computed from the Effective Time to the Adjustment Payment Date at the applicable Federal Funds Rate (as hereinafter defined).

(b) In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party which are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Effective Time to the date paid at the applicable Federal Funds Rate.

(c) The Federal Funds Rate shall be the mean of the high and low rates quoted for Federal Funds in the Money Rates Column of The Wall Street Journal adjusted as such mean may increase or decrease during the period between the Effective Time and the date paid.

                                   ARTICLE IV
                                   ----------
                                 INDEMNIFICATION
                                 ---------------

Section 4.1.  NationsBank's Indemnification of Huntington.
------------  --------------------------------------------

(a) Subject to any limitations in Sections 4.1 (b) and 5.7(e) or otherwise contained in this Agreement, NationsBank shall indemnify, hold harmless and defend Huntington from and against (i) any breach by Sellers of any representation or warranty contained herein, (h) claims or liabilities relating to any Title Defect or environmental contamination existing prior to the Effective Time in any Banking Center leased to the Purchasers under the provisions of Section 2.10(a)(iv) and Section 2.10(b)(iii), and (iii) all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, arising out of any actions, suits or proceedings commenced prior to the Effective Time (other than proceedings to prevent or limit the consummation of this transaction) relating to Sellers' operations at the Banking Centers; and, except as otherwise provided in this Agreement, NationsBank shall further indemnify, hold harmless and defend Huntington from and against all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges) incurred by Sellers prior to the Effective Time and which are claimed or demanded on or after the Effective Time, or which arise out of any actions, suits or proceedings commenced on or after the Effective Time and which relate to Sellers' operations or transactions at the Banking Centers prior to the Effective Time.

(b) The Purchasers' sole remedy for a breach of the representations and warranties contained in Section 5.12 shall be to require the Sellers to purchase any Loans which they in good faith deem to breach such representation and warranty (a "Purchase Right"). The Purchase Right can be exercised only for a period ending on the earlier of 60 days after discovery of such breach or 24 months after the Closing Date. Alternatively, the parties may agree to extend that exercise period with respect to a particular Loan or group of Loans and permit Purchasers to continue their customary processing and collection efforts with respect to such Loans.

Section 4.2.  Huntington's Indemnification of NationsBank.
------------  --------------------------------------------

Huntington shall indemnify, hold harmless and defend NationsBank from and against any breach by Huntington of any representation or warranty contained herein and all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges), which NationsBank may receive, suffer or incur in connection with operations and transactions occurring after the Effective Time and which involve the Banking Centers, the Transferred Assets or the liabilities assumed pursuant to this Agreement.

Section 4.3.  Claims for Indemnity.
------------  ---------------------

(a) A claim for indemnity under Sections 4.1 or 4.2 of this Agreement may be made by the claiming party at any time prior to (i) 120 months after the Effective Time in case of a claim under Section 4.1(a)(ii) and (ii) 24 months after the Effective Time for all other items by the giving of written notice thereof to the other party. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within the prescribed period, the indemnity relating to such claim shall survive until such claim is resolved. Claims not made within such period shall cease and no indemnity shall be made therefor.

(b) In the event that any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any liability, damage or loss to one party hereto of the kind for which such party is entitled to indemnification pursuant to Section 4.1 or 4.2 hereof, then, after written notice is provided by the indemnified party to the indemnifying party of such demand, claim or lawsuit, the indemnifying party shall have the option, at its cost and expense, to retain counsel for the indemnified party to defend any such demand, claim or lawsuit. In the event that the indemnifying party shall fail to respond within five calendar days after receipt of such notice of any such demand, claim or lawsuit, then the indemnified party shall retain counsel and conduct the defense of such demand, claim or lawsuit as it may in its discretion deem proper, at the cost and expense of the indemnifying party. In effecting the settlement of any such demand, claim or lawsuit, an indemnified party shall act in good faith, shall consult with the indemnifying party and shall enter into only such settlement as the indemnifying party shall approve (the indemnifying party's approval will be implied if it does not respond within ten calendar days of its receipt of the notice of such settlement offer).

Section 4.4.  Limitations on Indemnification.
------------  -------------------------------

Notwithstanding anything to the contrary contained in this Article IV, no indemnification shall be required to be made by either party until the aggregate amount of all such claims by a party exceeds $100,000. Once such aggregate amount exceeds $100,000, such party shall thereupon be entitled to indemnification for all amounts in excess of such $100,000. IN ADDITION, THE PARTIES SHALL HAVE NO OBLIGATIONS UNDER THIS ARTICLE IV FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE OR LOSS THE INDEMNIFIED PARTY MAY SUFFER AS THE RESULT OF ANY DEMAND, CLAIM OR LAWSUIT.

                                    ARTICLE V
                                    ---------
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

NationsBank hereby represents and warrants to Huntington on behalf of itself and its subsidiaries as follows, which representations and warranties shall survive the Effective Time for a period of 24 months except Section 5.13 which shall not survive the Effective Time or as otherwise specifically herein provided:

Section 5.1.  Corporate Organization.
------------  -----------------------

NationsBank is a bank holding company duly organized, validly existing and in good standing under the laws of the state of North Carolina. NationsBank has the corporate power and authority to carry on its business as currently conducted and to effect the transactions contemplated herein.

Section 5.2.  No Violation.
------------  -------------

The Banking Centers have been operated in all material respects in accordance with applicable laws, rules and regulations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) Sellers charter or bylaws; (b) any material provision of any material agreement or any other material restriction of any kind to which Sellers are a party or by which Sellers are bound; (c) any material statute, law, decree, regulation or order of any governmental authority; or (d) any material provision which will result in a default under, or which cause the acceleration of the maturity of any material obligation or loan to which Sellers are a party.

Section 5.3.  Corporate Authority.
------------  --------------------

Prior to Closing, the consummation of the transactions contemplated herein will have been duly authorized by the Board of Directors or the Executive Committee of each corporate entity conveying assets or liabilities to Purchasers under this Agreement. No further corporate authorization is necessary for Sellers to consummate the transactions contemplated hereunder.

Section 5.4.  Enforceable Agreement.
------------  ----------------------

This Agreement has been duly executed and delivered by NationsBank and is the legal, valid and binding agreement of NationsBank, enforceable in accordance with its terms.

Section 5.5.  No Brokers.
------------  -----------

AU negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by NationsBank and Huntington, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Sellers in such a manner as to give rise to any valid claim against Sellers or Purchasers for a brokerage commission, finder's fee or like commission.

Section 5.6.  Personal Property.
------------  ------------------

Sellers own, and will convey to Purchasers at the Closing, all of Sellers' right, title and interest to all of the Personal Property free and clear of any mortgages, liens, security interests or pledges. Such items are in generally good working order other than items that are not material or items that do not, in the aggregate, exceed $25,000 in value.

Section 5.7.  Real Property and the Leased Banking Centers.
------------  ---------------------------------------------

Sellers make the following additional representations regarding the Real Property and the leased Banking Center locations:

(a) Except as specifically set forth herein or disclosed to Purchasers within 30 days of the identification of the properties set out on EXHIBITS 1.1(b) and 1.3, Sellers have no knowledge of any condemnation proceedings pending against the Real Property and the leased Banking Center locations.

(b) Except as specifically set forth herein or disclosed to Purchasers in writing within 30 days after the identification of the properties set out on EXHIBITS 1.1(b) and 1.3, Sellers have not entered into any agreement regarding the Real Property and the leased Banking Center locations, and to Seller's knowledge the Real Property and the leased Banking Center locations are not subject to any claim, demand, suit, hen, proceeding or litigation of any kind, pending or outstanding, which would materially affect or limit Purchaser's use and enjoyment of the Real Property and the leased Banking Center locations or which would materially &fit or restrict Sellers' right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby.

(c) To Sellers knowledge: (i) no fact or condition exists which would result in the permanent termination or material impairment of access to the Real Property and the leased Banking Center locations from adjoining public streets or highways or in the permanent discontinuance of necessary utilities services to the Real Property and the leased Banking Center locations or (ii) all sanitation, plumbing, refuse disposal and similar facilities servicing the Banking Centers are in material compliance with applicable governmental regulations.

(d) To Sellers' knowledge, there are no unpaid assessments in connection with the Real Property and the leased Banking Center locations.

(e) Until the Closing, Purchasers' sole remedy for a breach of the representations and warranties in this Section 5.7 shall be as provided in Section 2.10(a).

Section 5.8.  Condition of Property.
------------  ----------------------

Except as may be otherwise specifically set forth in this Agreement, the Real Property and the leased Banking Center locations and Personal Property to be purchased by Purchasers hereunder are sold as is, where is, with no warranties or representations whatsoever, except as may be expressly represented or warranted in this Agreement.

Section 5.9.  Ratios.
------------  -------

At the date of this Agreement the aggregate principal amount of Loans is at least equal to 60% of the aggregate amount of Deposits.

Section 5.10.  Employees.
-------------  ----------

No Employee located in any of the Banking Centers is a party to any collective bargaining, employment, severance, termination, or change of control agreement or represented by a labor organization of any type other than Sellers' established terms of employment and severance policies. Sellers are unaware of any efforts during the past three years to unionize or organize the employees of any of the Banking Centers.

Section 5.11.  Assumed Contracts.
-------------  ------------------

Each third party contract assumed is valid and subsisting in full force and effect and Sellers have performed in all material respects, all obligations required to be performed thereunder; each lease is valid and subsisting in full force and effect and Sellers have performed in all material respects all obligations required to be performed thereunder and no condition exists which constitutes or, with notice, or lapse of time, would constitute a material default.

Section 5.12.  Loans.
-------------  ------

(a) Each Loan was made in the ordinary course of business, has been properly executed by the parties thereto, represents the valid, and binding obligation of the obligor, enforceable by the holder thereof in accordance with its terms, is free from any material defenses, contains customary enforcement provisions such that the rights and remedies of the holder thereof are adequate for enforcement of the Loans, and, unless approved by Sellers and documented in their files, no material provision of a Loan has been waived.

(b) Each Loan (such term to include, for purposes of this paragraph, the principal documents relating in any way to such Loans, including notes, mortgages, security instruments and guarantees) complies in all material respects with all requirements of applicable Federal, state, and local laws and regulations.

(c) Each Loan that is secured by collateral is secured by a perfected mortgage or security interest in the collateral in favor of Sellers as mortgagee or secured party. No collateral has been released from the hen granted to Sellers, unless approved by Sellers and documented in their files.

(d) No selection procedures believed to be adverse to Purchasers have been utilized by Sellers in selecting the Loans.

(e) Purchasers' sole remedy for a breach of the representations and warranties in this Section 5.12 shall be as provided in Section 4.1(b).

Section 5.13.  Environmental Matters.
-------------  ----------------------

Except as previously disclosed to Purchasers in writing, to the actual knowledge of the Executive Officers of Sellers and without any investigation by such Executive Officers: (a) each Banking Center is, in all material respects, in compliance with all applicable Federal, state, local, or municipal statutes, ordinance, laws, and regulations and all orders, rulings, or other decisions of any court, administrative agency, or any other governmental authority relating to the protection of the environment, (b) no Banking Center contains any asbestos material; and (c) none of the Banking Centers has in the past contained or presently contains any underground storage tanks.

Section 5.14.  Deposit Liabilities.
-------------  --------------------

The assignment of the Deposit Liabilities is consistent with Sellers' proprietary transactional-based assignment system and no selection procedures believed to be adverse to Purchasers have been utilized by Sellers in selecting the Deposit Liabilities.

Section 5.15.  Limitation of Representations and Warranties.
-------------  ---------------------------------------------

Except as may be expressly represented or warranted in this Agreement, neither NationsBank nor any other Seller makes any representation or warranty whatsoever with regard to any asset being transferred to Huntington or any liability or obligation being assumed by Huntington or as to any other matter or thing.

                                   ARTICLE VI
                                   ----------
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS
                  --------------------------------------------

Huntington hereby represents and warrants to NationsBank as follows, which representations and warranties shall survive the Effective Time for a period of 24 months except as otherwise specifically herein provided:

Section 6.1.  Corporate Organization.
------------  -----------------------

Huntington is a corporation, duly organized, validly existing and in good standing under the laws of state of Maryland. Huntington has the corporate power and authority to carry on the business being acquired, to assume the liabilities being transferred, and to effect the transactions contemplated herein.

Section 6.2.  No Violation.
------------  -------------

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) the charter or bylaws of Purchasers; (b) any material provision of any material agreement or any other material restriction of any kind to which Purchasers are a party or by which Purchasers are bound; (c) any material statute, law, decree, regulation or order of any governmental authority; or (d) any material provision which will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Purchasers are a party.

Section 6.3.  Corporate Authority.
------------  --------------------

Prior to the Closing, the consummation of the transactions contemplated herein will have been duly authorized by the Board of Directors (or Executive Committee) of each corporate entity assuming liabilities and purchasing assets under this Agreement. No further corporate authorization on the part of Purchasers is necessary to consummate the transactions contemplated hereunder.

Section 6.4.  Enforceable Agreement.
------------  ----------------------

This Agreement has been duly executed and delivered by Huntington and is the legal, valid and binding agreement of Huntington enforceable in accordance with its terms.

Section 6.5.  No Brokers.
------------  -----------

AN negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by NationsBank and Huntington, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Purchasers in such a manner as to give rise to any valid claim against Seller or Purchasers for a brokerage commission, finder's fee or like commission.

                                   ARTICLE VII
                                   -----------
            OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME
            --------------------------------------------------------

Section 7.1.  Full Access.
------------  ------------

Sellers shall afford to the officers and authorized representatives of Huntington, upon prior notice and subject to NationsBank's normal security requirements, access to the properties, books and records pertaining to the Banking Centers specifically including but not limited to all books and records relating to the Deposit Liabilities, the Loans, the Real Property, and the Personal Property, and copies of the Real Estate Leases, the Tenant Leases, the Equipment Leases, and the Software Leases in order that Purchasers may have full opportunity to make reasonable investigations and to engage in operational planning, at reasonable times without interfering with the normal business and operations of the Banking Centers, or the affairs of NationsBank relating to the Banking Centers. Sellers will cooperate with Purchasers to the extent reasonably requested and legally permissible to provide Purchasers with information about Employees and a means to meet with Employees. The officers of Sellers shall furnish Huntington with two standard sets of such additional financial and operating data and other information as to its business and properties at the Banking Centers, or where otherwise located, as Huntington may, from time to time, reasonably request and as shall be available, including without limitation, information required for inclusion in all governmental applications necessary to effect this transaction. Any additional copies of such information shall be produced and provided at Huntington's expense. Nothing in this Section
7.1 shall require NationsBank to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. Records, including credit information relating to the Loans, will be made available for review by Purchasers no later than 30 calendar days after the execution of this Agreement. It is understood that certain of Sellers' records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

Section 7.2.  Delivery of Magnetic Media Records.
------------  -----------------------------------

Sellers shall prepare or cause to be prepared at its expense and make available to Purchasers at Sellers' data processing center or other reasonably convenient location magnetic media records in Sellers field format as soon as possible and in any event not later than 60 calendar days after the execution of this Agreement and further shall make available to Purchasers such records updated monthly and as of the Closing Date, which records shall contain the information related to the items described in Subsections 3.2(b)(6), (b)(7) and (b)(8) above. Such updated records shall be made available at such time after Closing as agreed to by the parties. At its option, Sellers may provide such reports in paper format instead of magnetic media format.

Section 7.3.  Application for Approval.
------------  -------------------------

Within 30 calendar days following the execution of this Agreement, Purchasers shall prepare and file applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid assets and liabilities, to establish branches at the locations of the Banking Centers, and to effect in all other respects the transactions contemplated herein. Such applications should indicate the possibility of the acquisition of alternate or substitute Banking Centers. Any amendments to such application to reflect alternate or substitute Banking Centers shall be filed within 10 business days after a Determination. Purchasers agree to process such applications in a diligent manner and on a priority basis and to provide NationsBank promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence and other documents with respect thereto, and to use its best efforts to obtain all necessary regulatory approvals. On the date hereof, Huntington knows of no reason why such applications should not receive all such approvals. Purchasers shall promptly notify NationsBank upon receipt by Purchasers of notification that any application provided for hereunder has been accepted or denied. Sellers shall provide such assistance and information to Purchasers as shall be reasonably necessary for Purchasers to comply with the requirements of the applicable regulatory authorities.

Section 7.4.  Conduct of Business; Maintenance of Properties.
------------  -----------------------------------------------

From the date hereof until the Effective Time, NationsBank covenants that it will cause Sellers to:

(a) Carry on, or cause to be carried on, the business of the Banking Centers substantially in the same manner as on the date hereof, use all reasonable efforts to preserve intact its current business organization and preserve its business relationships with depositors, customers and others having business relationships with it and whose accounts will be retained at the Banking Centers; provided, however, that a Seller need not, in its sole discretion, advertise or promote new or substantially new customer services in the principal market area of the Banking Centers;

(b) Cooperate with and assist Purchasers in assuming the orderly transition of the business of the Banking Centers to Purchasers from Sellers; and

(c) Maintain the Real Property, the leased Banking Center locations and the Personal Property in their current condition, ordinary wear and tear excepted.

Section 7.5.   No Solicitation by Sellers.
------------   ---------------------------

After the execution of this Agreement, Sellers will take reasonable steps to avoid causing Banking Center customers to transfer all or part of their Deposit or Loan business from the Banking Centers and for a period of 24 months after the Closing, Sellers will use their reasonable best efforts to avoid specifically targeting and soliciting customers assigned to the Banking Centers utilizing any customer or mailing list which consists primarily of such customers; provided, however, these restrictions shall not restrict general mass mailings, telemarketing calls, statement stuffers and other similar communications directed to all the current customers of Sellers or Sellers' affiliates, or to the public or newspaper, radio or television advertisements of a general nature or otherwise prevent Sellers from taking such actions as may be required to comply with any applicable federal or state laws, rules or regulations. In addition, these restrictions shall not restrict (a) the solicitation of (i) customers whose accounts are normally established or maintained in offices other than the Banking Centers, (ii) any credit or debit card customer of Sellers with regard to such card products, or (iii) any customer which has an agreement for merchant services with Sellers or Sellers' affiliates, including their venture partners (including Unified Merchant Services) for merchant services; (b) the ability of Sellers to install, operate and serve customers' needs through automated teller machines at any location; or
(c) the solicitation of customers whose accounts are excluded by either Purchasers or Sellers from the transactions contemplated by this Agreement. The obligations of the parties hereunder shall specifically survive the closing for a period of 24 months.

In order to facilitate Sellers' compliance with the restrictions in this Section 7.5, Purchasers Will give prompt notice to Sellers of any mailing or other form of marketing that it determines is not consistent with such restrictions.

Section 7.6.  Further Actions.
------------  ----------------

The parties hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. Included in such actions shall be the execution and delivery of additional powers of attorney and such other documents and instruments as shall be prepared and reasonably requested by Purchasers to transfer the Loans and all collateral related thereto. Such assistance will be provided to the Purchasers without costs for Sellers' personnel for a period of at least 12 months after the Closing Date.

Section 7.7.  Fees and Expenses.
------------  ------------------

Subject to the provisions of Section 10.3, Purchasers shall be responsible for the costs of all title examinations, surveys, environmental investigation costs, their own attorneys' and accountants' fees and expenses, software license and transfer fees, recording costs, transfer fees, sales and use and other transfer taxes, regulatory applications and other expenses arising in connection therewith as well as all costs and expenses associated with the transfer or perfection of any security interests or liens securing Loans transferred hereunder. Sellers and Purchasers shall split equally the costs of title insurance premiums and documentary stamps and similar real estate transfer charges. Sellers shall be responsible for their own attorneys' and accountants' fees and expenses related to this transaction. Sellers shall make no charge to the Purchasers for Sellers' personnel assigned to transition matters hereunder.

Section 7.8.  Breaches with Third Parties.
------------  ----------------------------

If the assignment of any material claim, contract, license, lease, commitment, sales order or purchase order (or any material claim or right or any benefit arising thereunder) without the consent of a third party would constitute a breach thereof or materially affect the rights of Purchasers or Sellers thereunder, then such assignment is hereby made subject to such consent or approval being obtained.

If such consent or approval is not received with respect to the acquisition of a specific Banking Center lease, then that Banking Center will be excluded and Sellers will designate, subject to Purchasers' reasonable approval and regulatory approval, a substitute Banking Center.

Section 7.9.  Operations.
------------  -----------

Notwithstanding the foregoing, between the date of this Agreement and the Effective Time, and except as may be otherwise required by regulatory authority, Sellers shall not, without the prior consent of Purchasers, which consent shall not be unreasonably withheld:

         (a) cause any Banking Center to engage or participate in any material transaction or incur or sustain any obligation which is material to its business, condition or operation;

         (b) cause any Banking Center to transfer to Sellers' other operations any material amount of Transferred Assets, except for (i) supplies, if any, which have unique function in Sellers' business and ordinarily would not be useful to Purchasers, (ii) cash and other normal intrabank transfers which may be transferred in the ordinary course of business in accordance with normal banking practices and (iii) signs, or those parts thereof, bearing Sellers name and/or logo;

         (c) except in the ordinary course of business at the unsolicited request of depositors (i) cause the Banking Centers to transfer to Sellers' other operations any Deposits Liabilities or (ii) cause any of Sellers' other operations to transfer to the Banking Centers any Deposits Liabilities;

         (d) invest in any fixed assets on behalf of any Banking Center and for replacements of furniture, furnishing and equipment except for normal maintenance and refurbishing purchased or made in the ordinary course of business;

         (e) enter into or amend any continuing contract (other than Deposit Liabilities and Loans) relating to the Banking Centers, which cannot be terminated without cause and without payment of any amounts as a penalty, bonus, premium or other compensation for termination, or which is not made in the ordinary course of business;

         (f) undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with customers and with employees employed at the Banking Centers, unless such actions are required or permitted by this Agreement;

         (g) hire into a Banking Center (other than to replace a departing employee and/or to bring the number of employees at the Banking Centers to normal staffing levels), transfer or reassign any employee of the Banking Centers (other than within the group of Banking Centers), increase the compensation of any employee of the Banking Center, or promote any of the employees, except where any such action is pursuant to and consistent with customary Sellers' procedures and policies;

         (h) make any material change to its customary policies for setting rates on deposits offered at the Banking Centers;

         (i) amend or modify any of its promotional, deposit account, or Loan practices at the Banking Centers other than amendments or modifications in the ordinary course of business in accordance with amendments or modifications undertaken at Sellers' branches other than the Banking Centers. Seller s shall underwrite and administer the Loans at the Banking Centers in accordance with its past standards and practices and in accordance with applicable laws and regulations;

         (j) enter into any employment, severance, termination, or change in control contracts or understandings with any Banking Center employees;

         (k) reduce the service charges on any deposit product or fee-based product (e.g. safe deposit boxes, money orders, cashier's checks) unless such reduction is implemented generally in Sellers' other branches;

         (l)      lease or sublease any space in any of the Banking Centers;

         (m) until the Effective Time fail to maintain and update its general ledger on a basis consistent with its past accounting practices; or

         (n) undertake any actions which would result in a Title Defect or fail to take any action to remove or cure a Title Defect caused by the Sellers after the date hereof.


Section 7.10.  Destruction and Condemnation.
-------------  -----------------------------

If a Banking Center is damaged or destroyed or condemned between the date hereof and the Closing, unless Sellers have repaired or replaced the damage or destroyed property, Purchasers may elect to either not acquire the Banking Center and the related assets or, at the discretion of Purchasers, Purchasers will acquire the Banking Center and Sellers will deliver to Purchasers any insurance proceeds, condemnation proceeds or other payment with respect to the Banking Center. If Purchasers elect not to acquire the Banking Center, then Sellers will have the right to designate, subject to Purchasers' reasonable approval and regulatory approval, a substitute Banking Center.

Section 7.11.  Insurance.
-------------  ----------

As of the Effective Time, NationsBank will discontinue its insurance coverage maintained in connection with the Banking Centers and the activities conducted thereon. Huntington shall be responsible for all insurance protection for the Banking Centers' premises and the activities conducted thereon immediately following the Effective Time. Pending the Closing, risk of loss shall be the responsibility of NationsBank.

Section 7.12.  Public Announcements.
-------------  ---------------------

Sellers and Purchasers agree that, from the date hereof, neither shall make any public announcement or public comment, regarding this Agreement or the transactions contemplated herein without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment. Further, Sellers and Purchasers acknowledge the sensitivity of this transaction to the Employees and no announcements or communications with the public or the Employees shall be made without the prior approval of Sellers until the Effective Time.

Section 7.13.  Tax Reporting.
-------------  --------------

Sellers shall comply with all tax reporting obligations in connection with transferred assets and liabilities on or before the Effective Time, and Purchasers shall comply with all tax reporting obligations with respect to the transferred assets and liabilities after the Effective Time.

Section 7.14.  Transitional Matters.
-------------  ---------------------

Sellers shall use their best efforts to cooperate with Purchasers to assure an orderly transition of ownership of the Assets and Loans and responsibility for the liabilities, including the Deposit Liabilities, assumed by Purchaser hereunder. As soon as practicable following the date of this Agreement, but in no event later than 30 days after the date of this Agreement, Purchasers shall provide Sellers with a draft of a detailed transition plan covering operational aspects of the transition, including methods for the transmission of data and records. If Sellers do not accept any part or all of such plan, they must notify Purchasers in writing within 15 days after receiving such draft transition plan from Purchasers, whereupon the parties agree to use their best efforts to agree upon a mutually acceptable transition plan as soon as possible, but in no event later than 60 days after the date of this Agreement. Sellers shall use their best efforts to cooperate fully with Purchasers in implementing such transition plan.

                                  ARTICLE VIII
                                  ------------
                      CONDITIONS TO PURCHASERS OBLIGATIONS
                      ------------------------------------

The obligation of Purchasers to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 8.1.  Representations and Warranties True.
------------  ------------------------------------

The representations and warranties made by Sellers in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchasers.

Section 8.2.  Obligations Performed.
------------  ----------------------

Sellers shall (a) deliver or make available to Purchasers those items required by Section 3.2 hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 8.3.  No Adverse Litigation.
------------  ----------------------

As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Sellers which is reasonably likely to (a) materially and adversely affect the business, properties and assets of the Banking Centers, or
(b) materially and adversely affect the transactions contemplated herein.

Section 8.4.  Regulatory Approval.
------------  --------------------

(a) Purchasers shall have received all necessary regulatory approvals of the transactions provided in this Agreement, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

(b) Such approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Purchasers.


Section 8.5.  Loan to Deposit Ratio.
------------  ----------------------

At the date of the Pre-Closing Balance Sheet, the aggregate principal amount of Loans will be at least equal to 60% of the aggregate amount of the Deposit Liabilities; provided, however, that for purposes of determining this ratio, the principal amount of any Loans rejected by Purchasers pursuant to Section 2.4(b)(6) hereof shall be deemed to be included in the aggregate principal amount of the Loans.

                                   ARTICLE IX
                                   ----------
                        CONDITIONS TO SELLERS OBLIGATIONS
                        ---------------------------------

The obligation of Sellers to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 9.1.  Representations and Warranties True.
------------  ------------------------------------

The representations and warranties made by Purchasers in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Sellers.

Section 9.2.  Obligations Performed.
------------  ----------------------

Purchasers shall (a) deliver to Sellers those items required by Section 3.2 hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 9.3.  No Adverse Litigation.
------------  ----------------------

As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Purchasers or Sellers which might materially and adversely affect the transactions contemplated hereunder.

Section 9.4.  Regulatory Approval.
------------  --------------------

(a) Sellers shall have received from the appropriate regulatory authorities approval of the transactions contemplated herein, waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shah have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

(b) Such approvals or Purchasers' corresponding regulatory approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Sellers and neither such regulatory approvals nor the provisions of this Agreement will have required any action by NationsBank or Sellers which would result in the loss of, or modification to, regulatory approval of the Barnett Transaction.

Section 9.5.  Barnett Transaction Closing.
------------  ----------------------------

The Barnett Transaction shall have closed without the imposition of regulatory conditions which would adversely impact the ability of Sellers to close this Agreement.

                                    ARTICLE X
                                    ---------
                                   TERMINATION
                                   -----------

Section 10.1.  Methods of Termination.
-------------  -----------------------

This Agreement may be terminated in any of the following ways:

(a) by either Huntington or NationsBank, in writing five calendar days in advance of such termination, if the Closing has not occurred by June 30, 1998;

(b) at any time on or prior to the Effective Time by the mutual consent in writing of Huntington and NationsBank;

(c) by Huntington in writing if the conditions set forth in Article VIII of this Agreement shall not have been met by NationsBank or waived in writing by Huntington prior to the date fixed for Closing;

(d) by NationsBank in writing if the conditions set forth in Article IX of this Agreement shall not have been met by Huntington or waived in writing by NationsBank prior to the date fixed for Closing;

(e) any time prior to the Effective Time, NationsBank or Huntington in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 30 calendar days after the giving of notice to the breaching party of such breach or the Effective Time; provided, however, that there shall be no cure period in connection with any breach of Section 7.3 hereof, so long as such breach by Purchasers was not caused by any action or inaction of Sellers, and NationsBank may terminate this Agreement immediately if regulatory applications are not filed within 30 calendar days after the date of this Agreement as provided in that Section;

(f) by NationsBank in writing at any time after any applicable regulatory authority has denied approval of any application of Purchasers for approval of the transactions contemplated herein; or

(g) by either Huntington or NationsBank, in writing five calendar days in advance of such termination, if the Barnett Transaction is terminated prior to completion.

Section 10.2.  Procedure Upon Termination.
-------------  ---------------------------

In the event of termination pursuant to Section 10.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate.

If this Agreement is terminated as provided herein,

(a) each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same;

(b) all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons; and

(c)      each party will pay its own expenses.

Section 10.3.  Payment of Expenses.
-------------  --------------------

Should the transactions contemplated herein not be consummated because of a party's breach of this Agreement, in addition to such damages as may be recoverable in law or equity, the other party shall be entitled to recover from the breaching party upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses.

                                   ARTICLE XI
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 11.1.  Completion of Barnett Transaction.
-------------  ----------------------------------

Sellers and Purchasers acknowledge that the completion of the transactions contemplated by this Agreement are contingent and dependent upon the completion and closing of the Barnett Transaction. In the event that this Agreement is terminated as provided for in Section 10.1(g), upon such termination neither party shall be obligated in any way to the other.

Section 11.2.  Assignment to Subsidiaries.
-------------  ---------------------------

At their discretion, both NationsBank and Huntington may cause the obligations of "Sellers" and "Purchasers" under this Agreement, as the case may be, to be fulfilled by their respective banking and corporate subsidiaries. Upon identification by NationsBank and Huntington of the subsidiaries to be considered a seller or purchaser, NationsBank and Huntington shall cause those subsidiaries to enter into such agreements as may be necessary to bind those subsidiaries as additional parties to this Agreement.

Section 11.3.  Amendment and Modification.
-------------  ---------------------------

The parties hereto, by mutual consent may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

Section 11.4.  Waiver or Extension.
-------------  --------------------

Except with respect to required approvals of the applicable governmental authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

Section 11.5.  Assignment.
-------------  -----------

This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

Section 11.6.  Confidentiality.
-------------  ----------------

NationsBank and Huntington agree that any confidentiality agreements between NationsBank and Huntington shall survive the execution hereof and the consummation of the transactions contemplated herein.

Section 11.7.  Addresses for Notices, Etc.
-------------  ---------------------------

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) deposited in the United States Mail by registered or certified mail, return receipt requested, (c) sent by telecopier (with electronic confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (d) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  If to Sellers:        NationsBank Corporation
                                        Attn.: Frank L. Gentry
                                        100 North Tryon Street
                                        NC1-007-33-02
                                        Charlotte, NC  28255
                                        Fax:  (704) 386-6416

                  with a copy to:       NationsBank Corporation
                                        Attn: General Counsel
                                        100 North Tryon Street
                                        NC1-007-20-01
                                        Charlotte, NC  28255
                                        Fax Number:  (704) 386-2400

                  If to Purchasers:     Huntington Bancshares Incorporated
                                        Attn: Zuheir Sofia, President
                                        41 South High Street
                                        Columbus, Ohio  43287
                                        Fax Number:  (614) 480-5485

                  with a copy to:       Ralph K. Frasier, Esq.
                                        General Counsel and Secretary
                                        Huntington Bancshares Incorporated
                                        41 South High Street
                                        Columbus, Ohio  43287
                                        Fax Number:  (614) 480-5485
or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

Section 11.8.  Counterparts.
-------------  -------------

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.9.  Headings.
-------------  ---------

The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof

Section 11.10.  Governing Law.
--------------  --------------

This Agreement shall be governed by, and construed in accordance with, the laws of the state of Florida.

Section 11.11.  Sole Agreement.
--------------  ---------------

Except for the Confidentiality Agreement, this Agreement and the exhibits and attachments hereto represent the sole agreement between the parties hereto respecting the transactions contemplated hereby and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

Section 11.12.  Parties In Interest.
--------------  --------------------

Nothing in this Agreement, express or implied, expressly including, without limiting the generality of the foregoing in any way, the provisions of Section 2.6(a) hereof, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

                                     NATIONSBANK CORPORATION



                                     By:   /s/ Frank L. Gentry
                                         -------------------------------------
                                     Name: Frank L. Gentry
                                          ------------------------------------
                                     Title: Executive Vice President
                                            ----------------------------------

                                     HUNTINGTON BANCSHARES
                                     INCORPORATED



                                     By:  /s/ Zuheir Sofia
                                        ---------------------------------------
                                     Name: Zuheir Sofia
                                          -------------------------------------
                                     Title: President & Chief Operating Officer
                                            -----------------------------------

                        PURCHASE AND ASSUMPTION AGREEMENT

                                     BETWEEN

                             NATIONSBANK CORPORATION

                                       AND

                       HUNTINGTON BANCSHARES INCORPORATED




                                  EXHIBIT LIST



          EXHIBIT NO.                 DESCRIPTION

          1.1(b)                      List of Banking Centers

          OMITTED EXHIBITS

          2.1(b)                      List of Excluded Assets
          2.40(j)                     Form of Power of Attorney
          2.6(a)                      Severance Benefits
          3.2(b)(1)                   Form of Special Warranty Deed
          3.2(b)(2)                   Form of Bill of Sale
          3.2(b)(3)                   Form of Assignment and
                                      Assumption Agreement
          3.2(b)(4)                   Form of Assignment and Assumption of Lease
          3.2(b)(15)                  Form of Closing Statement
          3.2(b)(19)                  Form of Title Insurance Affidavit

                                 EXHIBIT 1.1(b)
                                 --------------


                        PURCHASE AND ASSUMPTION AGREEMENT

                                     BETWEEN

                             NATIONSBANK CORPORATION

                                       AND

                       HUNTINGTON BANCSHARES INCORPORATED


                             LIST OF BANKING CENTERS

--------------------------------------------------------------------------------------------------------------------
        MARKET                          BRANCH NAME                                        ADDRESS
--------------------------------------------------------------------------------------------------------------------
Brevard                          Downtown Melbourne                         1109 E. New Haven Ave., Melbourne
--------------------------------------------------------------------------------------------------------------------
Brevard                          Port Malabar                               4600 Dixie Highway NE, Palm Bay
--------------------------------------------------------------------------------------------------------------------
Brevard                          Rockledge                                  234 Barton Boulevard, Rockledge
--------------------------------------------------------------------------------------------------------------------
Brevard                          Suntree                                    3303 Suntree Boulevard, Melbourne
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Daytona                          Countryside                                1058 Dunlawton Avenue, Port Orange
--------------------------------------------------------------------------------------------------------------------
Daytona                          Flagler Plaza                              100 Flagler Plaza Drive, Palm Coast
--------------------------------------------------------------------------------------------------------------------
Daytona                          Downtown Daytona                           200 South Palmetto Avenue, Daytona Beach
--------------------------------------------------------------------------------------------------------------------
Daytona                          North Causeway                             111 North Causeway, New Smyma Beach
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Ft. Myers                        South Fort Myers                           12381 South Tamiami Trail, Fort Myers
--------------------------------------------------------------------------------------------------------------------
Ft. Myers                        Barnett Centre                             2000 South Main Street, Fort Myers
--------------------------------------------------------------------------------------------------------------------
Ft. Myers                        North Forty-One                            13901 North Cleveland Avenue, Fort Myers
--------------------------------------------------------------------------------------------------------------------
Ft. Myers                        Pine Island                                9820 Stringfellow Rd., Saint James City
--------------------------------------------------------------------------------------------------------------------
Ft. Myers                        San Carlos                                 18875 South Tamiami Trail, Fort Myers
--------------------------------------------------------------------------------------------------------------------
Ft. Myers                        Chiquita                                   1533 Cape Coral Parkway West, Cape Coral
--------------------------------------------------------------------------------------------------------------------
Ft. Myers                        Riverdale                                  14490 Palm Beach Road, Fort Myers
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
        MARKET                          BRANCH NAME                                        ADDRESS
--------------------------------------------------------------------------------------------------------------------
Sarasota                         South Bridge                               1670 South Venice Bypass, Venice
--------------------------------------------------------------------------------------------------------------------
Sarasota                         Englewood                                  333 South Indiana Avenue, Englewood
--------------------------------------------------------------------------------------------------------------------
Sarasota                         South Gate                                 3550 South Tamiami Trail, Sarasota
--------------------------------------------------------------------------------------------------------------------
Sarasota                         South Venice                               2090 South Tamiami Trail, South, Venice
--------------------------------------------------------------------------------------------------------------------
Sarasota                         North Trail                                3300 North Tamiami Trail, Sarasota
--------------------------------------------------------------------------------------------------------------------
Sarasota                         Bradenton/Downtown                         1001 3rd Avenue West, Bradenton
--------------------------------------------------------------------------------------------------------------------
Sarasota                         DeSoto Square                              4303 1st Street, Bradenton
--------------------------------------------------------------------------------------------------------------------
Sarasota                         Barnett Bank Center                        240 South Pineapple, Sarasota
--------------------------------------------------------------------------------------------------------------------
Sarasota                         Sarasota Square                            8055 Beneva, Sarasota
--------------------------------------------------------------------------------------------------------------------
Sarasota                         Nokomis                                    1099 North Tamiami Trail, Nokomis
--------------------------------------------------------------------------------------------------------------------
Sarasota                         Ellenton                                   6102 US Highway 301 North, Ellenton
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Tampa                            East Clearwater                            2150 Cleveland Street, Clearwater
--------------------------------------------------------------------------------------------------------------------
Tampa                            Central Plaza                              3100 Central Avenue, Saint Petersburg
--------------------------------------------------------------------------------------------------------------------
Tampa                            North Oakhurst                             9130 Oakhurst Road, Seminole
--------------------------------------------------------------------------------------------------------------------
Tampa                            Roosevelt                                  15201 Roosevelt Boulevard, Clearwater
--------------------------------------------------------------------------------------------------------------------
Tampa                            East Lake Office                           36105 East Lake Road, Palm Harbor
--------------------------------------------------------------------------------------------------------------------
Tampa                            Southeast                                  4250 6th Street South, Saint Petersburg
--------------------------------------------------------------------------------------------------------------------
Tampa                            Park Plaza                                 7694 49th Street, Pinellas Park
--------------------------------------------------------------------------------------------------------------------
Tampa                            Clearwater Beach                           423 Mandalay Avenue, Clearwater
--------------------------------------------------------------------------------------------------------------------
Tampa                            4th Street North                           2116 4th Street North, Saint Petersburg
--------------------------------------------------------------------------------------------------------------------
Tampa                            Oldsmar                                    200 Oakleaf Boulevard, Oldsmar
--------------------------------------------------------------------------------------------------------------------
Tampa                            Countryside                                26627 US Highway 19 North, Clearwater
--------------------------------------------------------------------------------------------------------------------
Tampa                            56th Street                                6925 North 56th Street, Tampa
--------------------------------------------------------------------------------------------------------------------
Tampa                            Fletcher                                   13502 North Florida Avenue, Tampa
--------------------------------------------------------------------------------------------------------------------
Tampa                            University                                 2208 East Fowler Avenue, Tampa
--------------------------------------------------------------------------------------------------------------------
Tampa                            Ruskin                                     502 North US Highway 41, Ruskin
--------------------------------------------------------------------------------------------------------------------
Tampa                            West Village Common                        5370 Erlich Road, Tampa
--------------------------------------------------------------------------------------------------------------------
Tampa                            South Dale Mabry                           4005 South Dale Mabry Highway, Tampa
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
        MARKET                          BRANCH NAME                                        ADDRESS
--------------------------------------------------------------------------------------------------------------------
Tampa                            Sabal Park                                 9601 Martin Luther King Blvd. E., Tampa
--------------------------------------------------------------------------------------------------------------------
Tampa                            Broadway                                   1701 East 7th Avenue, Tampa
--------------------------------------------------------------------------------------------------------------------
Tampa                            Tampa Stadium                              4545 North Himes Avenue, Tampa
--------------------------------------------------------------------------------------------------------------------
Tampa                            Spring Hill Plaza                          7539 Spring Hill Drive, Spring Hill
--------------------------------------------------------------------------------------------------------------------
Tampa                            Brooksville Medical Center                 702 South Broad Street, Brooksville
--------------------------------------------------------------------------------------------------------------------
Tampa                            Regency Park                               10220 US Highway 19, Port Richey
--------------------------------------------------------------------------------------------------------------------
Tampa                            Zephyrhills                                7344 Gall Boulevard, Zephyrhills
--------------------------------------------------------------------------------------------------------------------
Tampa                            Gulf Trace                                 2865 US Highway 19, Holiday
--------------------------------------------------------------------------------------------------------------------
Tampa                            Pasco Square                               4041 Rowan Road, New Port Richey
--------------------------------------------------------------------------------------------------------------------
Tampa                            Main Street                                6128 Highway 19, New Port Richey
--------------------------------------------------------------------------------------------------------------------
Tampa                            Tarpon Springs                             205 East Tarpon Avenue, Tarpon Springs
--------------------------------------------------------------------------------------------------------------------
Tampa                            Hyde Park                                  601 West Platt Street, Tampa
--------------------------------------------------------------------------------------------------------------------
Tampa                            Plant City Downtown                        105 South Wheeler Street, Plant City
--------------------------------------------------------------------------------------------------------------------
Tampa                            Spring Hill North                          7165 Mariner Boulevard, Spring Hill
--------------------------------------------------------------------------------------------------------------------
Tampa                            Fivay Road                                 14207 Fivay Road, Hudson
--------------------------------------------------------------------------------------------------------------------
Tampa                            County Road 1                              1300 State Road 584, Palm Harbor
--------------------------------------------------------------------------------------------------------------------
Tampa                            Seminole                                   7405 Seminole Blvd. (US Alt. 19), Seminole
--------------------------------------------------------------------------------------------------------------------